UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2020

REVA Medical, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54192	33-0810505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5751 Copley Drive, San Diego, CA 92111

(Address of Principal Executive Offices, including Zip Code)

(858) 966-3000

(Registrant’ s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously reported, on January 14, 2020 REVA Medical, Inc. (“REVA” or the “Debtor”) filed a voluntary petition (the case commenced thereby, the “Chapter 11 Case”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”). The Chapter 11 Case is being administered under the caption In re REVA Medical, Inc., Case No. 20-10072 (JTD).

As previously reported, on January 14, 2020, the Debtor also filed the Prepackaged Chapter 11 Plan of REVA Medical, Inc. (the “Plan”), following solicitation of the Plan to holders of claims and interests entitled to vote on the Plan on January 13, 2020. Capitalized terms used but not otherwise defined in this Current Report on Form 8-K have the meanings ascribed to them in the Plan.

On February 19, 2020, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan. On February 26, 2020 (the “Effective Date”), the Plan became effective in accordance with its terms and the Debtor has emerged from Chapter 11 protection. On the Effective Date, by operation of the Plan, all agreements, instruments and other documents evidencing any equity interest of REVA, including outstanding shares of existing equity interests, any rights of any holders thereof were deemed canceled, discharged and of no further force or effect.

The treatment of certain stakeholders under the terms of the Plan are set forth on the following tables:

Class	Designation	Plan Treatment for Allowed Claims and Interests	Status	Voting
	Administrative Claims	Holders of Administrative Claims will receive payment in full in cash on the Distribution Date, the first date that such Claim is Allowed, or the first date that such Claim becomes due and payable by its terms.	Unimpaired	NA
	Priority Tax Claims	Holders of Priority Tax Claims will receive an amount equal to the amount of their Allowed Priority Tax Claims plus interest as determined by applicable nonbankruptcy law on the distribution date, cash in an aggregate amount of the Allowed Priority Tax Claim payable in installment payments over a period of time not to exceed five years plus interest as determined by applicable nonbankruptcy law, or such other treatment as agreed to by the holder of such Priority Tax Claim and the Debtor.	Unimpaired	NA
1A	Senior Secured Credit Facility First Out Claims	On, or as soon as practicable after the Distribution Date, in full and complete satisfaction, discharge and release of such Claims, the holders of Class 1A Claims shall receive the Senior Secured Credit Facility First Out Claims Distribution, as set forth in the Distribution Table.	Impaired	Accepted 100%
1B	Senior Secured Credit Facility Last Out Claims	On, or as soon as practicable after, the Distribution Date, in full and complete satisfaction, discharge and release of such Claims, the holders of Class 1B Claims shall receive the Senior Secured Credit Facility Last Out Claims Distribution, as set forth in the Distribution Table.	Impaired	Accepted 100%
2	Lien Claims	Holders of Class 2 Claims will receive payment of the Allowed Claim in full in Cash on the later of the Distribution Date or as soon as practicable after a particular Claim becomes Allowed and, to the extent such allowed Lien Claim is oversecured, interest as applicable from and after the later of the date such Lien Claim (I) became due in the ordinary course of business or (II) was invoiced to the Debtor; or such other treatment as may be agreed to by the Reorganized Debtor and the holder of	Unimpaired	Deemed to Accept

Class	Designation	Plan Treatment for Allowed Claims and Interests	Status	Voting
such Lien Claim; or the holder shall retain its Lien on such property and be Reinstated.
3	Other Priority Claims	Holders of Class 3 Claims will receive payment of the Allowed Claim in full in Cash, plus interest as applicable, on the later of the Distribution Date or as soon as practicable after such claim becomes Allowed; or such other treatment as may be agreed to by the Reorganized Debtor and the holder of such Other Priority Claims.	Unimpaired	Deemed to Accept
4	2017 Convertible Notes Claims	Holders of Class 4 Claims, in full and complete satisfaction, discharge and release of such Claims shall receive their Pro Rata share of the 2017 Convertible Notes Distribution as set forth in the Distribution Table.	Impaired	Accepted 100%
5	2014 Convertible Notes Claims	Holders of Class 5 Claims, in full and complete satisfaction, discharge and release of such Claims shall receive their Pro Rata share of the 2014 Convertible Notes Distribution as set forth in the Distribution Table.	Impaired	Accepted 100%
6A	General Unsecured Trade Claims	The legal, equitable, and contractual rights of the holders of General Unsecured Trade Claims are unaltered by the Plan. Except to the extent that a holder of a General Unsecured Trade Claim agrees to different treatment, on and after the Effective Date, the Debtor shall continue to pay (if Allowed) or dispute each General Unsecured Trade Claim in the ordinary course of business as if the Chapter 11 Case had never been commenced.	Unimpaired	Deemed to Accept
6B	Other General Unsecured Claims	Holders of Class 6B Claims will receive no distribution.	Impaired	Deemed to Reject
7	Interests of REVA Medical, Inc.	Holders of Class 7 Interests will receive no distribution.	Impaired	Deemed to Reject

DISTRIBUTION TABLE

	New Common Stock Shares	NewLLC Common Units	NewLLC Preferred Units	NewLLC Exit Credit Facility	Reorganized REVA Exit Credit Facility
I. Elliott Distribution

Shamu Associates Inc.	.	19,837	67	-	-

Shamu International Inc.	.	44,152	150	-	-

	New Common Stock Shares	NewLLC Common Units	NewLLC Preferred Units	NewLLC Exit Credit Facility	Reorganized REVA Exit Credit Facility

Elliott Associates, L.P.	.	-	-	$1,550,000[1]	-

Elliott International, L.P.	.	-	-	$3,450,000[1]	-

Total	.	63,989	217	$5,000,000[1]	-
II. Goldman Sachs Distribution

Goldman Sachs International	100	-	-	-	-

Goldman Sachs Specialty Lending Group, L.P.	-	-	-	$4,411,015.63 $500,000[1]	-

Special Situations Investing Group II, LLC	-	-	-	-	$4,486,581.13

Total	100	-	-	$4,911,015.63	$4,486,581.13

III. Senrigan Distribution

Senrigan Master Fund	-	14,072	1,087	$1,000,000[1]	-

IV. Held by Reorganized REVA

Reorganized REVA	-	21,939	4,487	-	-

V. Total

Total	100	100,000	5,791	$10,911,015.63	$4,486,581.13

The descriptions of the Plan and the Confirmation Order do not purport to be complete and are qualified in their entirety by reference to the full text of the Confirmation Order and the Plan (annexed to the Confirmation Order as Exhibit A) set forth in Exhibit 2.1 to this Current Report on Form 8-K.

[1]	Represents an amount to be funded on the Effective Date.

REVA will file a Form 15 with the SEC to terminate the registration of its common stock, $0.0001 par value per share (“Common Stock”) and suspend its duty to file reports under the Securities and Exchange Act of 1934, as amended. After filing the Form 15, REVA does not expect to make further filings or reports with the SEC, such as Form 8-K, Form 10-Q and Form 10-K.

Following deregistration and cancellation of all shares of equity interests in accordance with the terms of the Plan, REVA will not post current information with the Australian Securities Exchange (the “ASX”) or otherwise make it publicly available. Further, REVA’s Common Stock will cease to be eligible for quotation on the ASX. REVA’s Common Stock will cease trading on the ASX or any other medium.

On March 4, 2020, REVA issued a press release relating to the events described in this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this item 8.01 by reference.

Cautionary Statements Regarding Forward-Looking Information

This Current Report on Form 8-K contains forward-looking statements, which are based on the Company’s current expectations, estimates, and projections about the businesses and prospects of the Company and its subsidiaries, as well as management’s beliefs, and certain assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict.

Forward-looking statements discuss, among other matters: the Company’s strategy; risks and uncertainties associated with Chapter 11 proceedings; the negative impacts on the Company’s businesses as a result of filing for and operating under Chapter 11 protection; the time, terms and ability to confirm a Chapter 11 plan of reorganization for the Company’s businesses; the adequacy of the capital resources of the Company’s businesses and the difficulty in forecasting the liquidity requirements of the operations of its businesses; the unpredictability of the Company’s financial results while in Chapter 11 proceedings; the Company’s ability to discharge claims in Chapter 11 proceedings; negotiations with the holders of the Company’s indebtedness and its trade creditors and other significant creditors; risks and uncertainties with performing under the terms of the Restructuring Support Agreement and any other arrangement with lenders or creditors while in Chapter 11 proceedings; the Company’s ability to conduct business as usual in the United States and worldwide; the Company’s ability to continue to serve customers, suppliers and other business partners at the high level of service and performance they have come to expect from the Company; the Company’s ability to continue to pay suppliers and vendors; the ability to control costs during Chapter 11 proceedings; the risk that the Company’s Chapter 11 Cases may be converted to cases under Chapter 7 of the Bankruptcy Code; the Company’s ability to secure operating capital; the Company’s ability to take advantage of opportunities to acquire assets with upside potential; the Company’s ability to execute on its strategic plan to pursue, evaluate and close an acquisition pursuant to a plan of reorganization; the Company’s long-term outlook; the Company’s preparation for future market conditions; and any statements or assumptions underlying any of the foregoing. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such differences include, but are not limited to, the decisions of the Court; negotiations with the Company’s debtholders, the Company’s creditors and any committee approved by the Court; the Company’s ability to meet the requirements, and compliance with the terms, including restrictive covenants, of the Restructuring Support Agreement and any other financial arrangement while in Chapter 11 proceedings; negotiations with the Supporting Lenders and/or third-party bidders on a potential acquisition pursuant to a plan of reorganization or Section 363 Asset Sale; changes in the Company’s cash needs as compared to its historical operations or its planned reductions in operating expense; adverse litigation; changes in domestic and international demand for the Company’s products; the Company’s ability to control operating costs and other expenses; that general economic conditions may be worse than expected; that competition may increase significantly; changes in laws or government regulations or policies affecting the Company’s current business operations and, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Forms 10-Q filed with the SEC on May 9, 2018, August 7, 2018, and November 6, 2018 and Form 10-K filed with the SEC on March 7, 2018, and similar disclosures in subsequent reports filed with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index

EXHIBIT INDEX

Exhibit Number	Description

2.1	Order of the Bankruptcy Court, dated February 19, 2020, confirming the Prepackaged Chapter 11 Plan of REVA Medical, Inc.

99.1	Press Release dated March 4, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVA Medical, Inc.

Date: March 4, 2020	By:	/s/ Leigh F. Elkolli
		Name:	Leigh F. Elkolli
		Title:	Chief Financial Officer and Corporate Secretary